                                                                     Exhibit 3.1

                            ARTICLES OF INCORPORATION


                                       of

                           SALVATORI OPHTHALMICS, INC.


         These Articles of Incorporation are made and subscribed for the purpose of organizing a corporation for profit under the Florida General Corporation Act, Chapter 607, Florida Statutes.

                                       I.

                                      NAME

         The name of this corporation is:

                  Salvatori Ophthalmics, Inc.

                                       II.

                                     PURPOSE

         This corporation is organized for the purpose of transacting any or all lawful business.

                                      III.

                                  CAPITAL STOCK

         This corporation is authorized to issue ten thousand (10,000) shares of common stock, par value one dollar ($1.00) per share.

                                       IV.

                       INITIAL REGISTERED OFFICE AND AGENT

         The street address of the initial registered office of the corporation is 1550 Ringling Boulevard, Sarasota, Florida, and the name of the initial registered agent of this corporation at that address is William
         G. Lambrecht.



                                       V.

                           INITIAL BOARD OF DIRECTORS

         The initial board of directors of the corporation shall be elected by the Incorporator at the first meeting of the Incorporator.

                                       VI.

                                  INCORPORATOR

         The name and address of the person signing these Articles is:

                              William G. Lambrecht
                              1550 Ringling Boulevard
                              Sarasota, Florida

                                      VII.

                                     BYLAWS

         The power to adopt, alter, amend or repeal Bylaws shall be vested in the shareholders and except to the extent limited by the shareholders, in the board of directors.

                                      VIII.

                                    DURATION

         The existence of this corporation shall commence on the date of subscription and acknowledgment of these Articles, and shall be perpetual.

                                       IX.

                                    AMENDMENT

         This corporation reserves the right to amend, alter, change or repeal any provisions contained in these Articles of Incorporation, or any amendment hereto, in the manner now or hereafter prescribed by law, and any right conferred on the stockholders is subject to this reservation.

         IN WITNESS WHEREOF, the undersigned subscriber has executed these Articles of Incorporation this 11th day of December, 1985.


                                               /s/ William G. Lambrecht  (SEAL)
                                               William G. Lambrecht

                              ARTICLES OF AMENDMENT

                                       of

                           SALVATORI OPHTHALMICS, INC.


         The Articles of Incorporation of Salvatori Ophthalmics, Inc., a Florida corporation, were amended by the shareholders of the corporation on August 20, 1987, by striking Article III in its entirety and by substituting in its place the following:

                                   ARTICLE III
                                  CAPITAL STOCK

         This corporation is authorized to issue twenty million (20,000,000) shares of common stock, par value one cent ($0.01) per share.

         Upon amendment of this Article, each outstanding share of common stock, $1.00 par value each, is split up and converted into 575 shares of common stock, $0.01 par value.

         IN WITNESS WHEREOF, the President and Secretary of this corporation have executed these Articles of Amendment, this 20th day of August 1987.



                                                 /s/ David J. Dougherty
                                                 David J. Dougherty
                                                 President


                                                 /s/ Lawrence J. Magill
                                                 Lawrence J. Magill
                                                 Assistant Secretary

                              ARTICLES OF AMENDMENT

                                       of

                           SALVATORI OPHTHALMICS, INC.


         The Articles of Incorporation of Salvatori Ophthalmics, Inc., a Florida corporation, were amended by the holders of a majority of the shares of common stock of the corporation September 21, 1987, by adding thereto at the end thereof the following Article X:

                                       X.

                            CERTAIN LAWS INAPPLICABLE

         The corporation elects not to be governed by Sections 607.108 and 607.109, Florida Statutes.

         IN WITNESS WHEREOF, the President and Secretary of this corporation have executed these Articles of Amendment, this 21st day of September 1987.



                                           /s/ David J. Dougherty, President
                                           David J. Dougherty, President



                                           /s/ Anthony L. Salvatori, Secretary
                                           Anthony L. Salvatori, Secretary

                              ARTICLES OF AMENDMENT

                                       OF

                           SALVATORI OPHTHALMICS, INC.


         The Articles of Incorporation of Salvatori Ophthalmics, Inc., a Florida corporation, were amended by the written consent, dated December 1, 1988, of the holders of a majority of the shares of common stock, $0.01 par value, of the corporation, by striking Article III in its entirety, and by substituting in its place the following:

                                   ARTICLE III
                                  CAPITAL STOCK

         This corporation is authorized to issue two hundred million (200,000,000) shares of common stock, par value ($0.001) per share.

Each share of common stock, $0.01 par value, heretofore outstanding is hereby split up and converted into ten (10) shares of common stock, $0.001 par value. Each person who has heretofore been a holder of record of shares of common stock, $0.01 par value, shall hereafter be deemed to hold ten shares of common stock, $0.001 par value, for each share of common stock, $0.01 par value, heretofore held. Each holder shall be entitled to receive a certificate or certificates evidencing said shares of common stock, $0.001 par value, upon surrender of a certificate or certificates evidencing shares of common stock, $0.01 par value.

         IN WITNESS WHEREOF, the President and Secretary of this corporation have executed these Articles of Amendment, this 8th day of December, 1988.



                                           /s/ David J. Dougherty
                                           David J. Dougherty
                                           President


                                           /s/ Anthony L. Salvatori
                                           Anthony L. Salvatori
                                           Secretary or Assistant Secretary

                              ARTICLES OF AMENDMENT

                                       OF

                           SALVATORI OPHTHALMICS, INC.


         These Articles of Amendment of Salvatori Ophthalmics, Inc., a Florida corporation, were adopted on March 27, 1990, by written consent of the holders of a majority of the shares of common stock of the corporation, by striking
Article III in its entirety, and substituting in its place the following, effective as of March 30, 1990:

                                   ARTICLE III
                                  CAPITAL STOCK

         This corporation is authorized to issues twenty million (20,000,000) shares of common stock, par value one cent ($0.01) per share.

         Each person who, on March 30, 1990 (the "Payment Date"), is the holder of shares of common stock of the corporation, par value $0.001 per share ("Old Shares"), shall, for each twenty-five Old Shares held on the Payment Date, be deemed to hold one share of common stock, par value $0.01 per share ("New Share"), after the Payment Date. A certificate evidencing Old Shares prior to the Payment Date shall, after the Payment Date, be deemed to evidence the number of New Shares determined by multiplying by 0.04 the number of Old Shares stated on the certificate. The holder of a certificate evidencing Old Shares shall have the right, after the Payment Date, to exchange the certificate for a certificate evidencing the appropriate number of New Shares. No fractional New Shares shall be issued. The number of New Shares issuable to a holder shall be rounded to the nearest whole number of New Shares. Whenever the number of New Shares is rounded to the next lower whole number, the holder shall be entitled, in accordance with reasonable procedures established by the corporation, to be paid cash for the fractional interest, in an amount based upon the average of the bid and asked prices of the common stock of the corporation as of the Payment Date.



                                           /s/ David J. Dougherty
                                           David J. Dougherty
                                           President



                                           /s/ Lawrence J. Magill
                                           Lawrence J. Magill
                                           Assistant Secretary

                              ARTICLES OF AMENDMENT

                                       of

                           SALVATORI OPHTHALMICS, INC.


         Salvatori Ophthalmics, Inc., a Florida corporation (the "Corporation"), amended its Articles of Incorporation effective as of the close of business on February 28, 1992, by striking Article III in its entirety and by substituting in its place the following:

                                   ARTICLE III
                                  CAPITAL STOCK

                  This Corporation is authorized to issue twenty million (20,000,000) shares of common stock, par value five cents ($0.05) per share.

         Each person who, at the close of business on February 28, 1992 (the "Effective Date"), is the holder of shares of common stock of the Corporation, par value $0.01 per share ("Old Shares"), shall, for each five Old Shares held on the Effective Date, be deemed to hold one share of common stock par value $0.05 per share ("New Shares"), after Effective Date. A certificate evidencing Old Shares prior to the Effective Date shall, after the Effective Date, be deemed to evidence the number of New Shares determined by multiplying by 0.2 the number of Old Shares stated on the certificate. The holder of a certificate evidencing Old Shares shall have the right, after the Effective Date, to exchange the certificate for a certificate evidencing the appropriate number of New Shares. No fractional New Shares shall be issued. The number of New Shares issuable to a holder shall be rounded to the nearest whole number of New Shares. Whenever the number of New Shares is rounded to the next lower whole number, the holder shall be entitled, in accordance with reasonable procedures established by the Corporation, to be paid cash for the fractional interest, in an amount based upon the average of the bid and asked prices of the common stock of the Corporation as quoted by the National Association of Securities Dealers Automated Quotation System as of the Effective Date.

         The amendment was approved on February 20, 1992 by written consent of the holders of a majority of the shares of common stock, $0.01 par value, of the Corporation. Only holders of shares of common stock, $0.01 par value, were entitled to vote on the amendment. Approval by the holders of a majority of the issued and outstanding shares of common stock, $0.01 par value, was sufficient for approval.

         IN WITNESS WHEREOF, the President has executed these Articles of Amendment this 21st day of February, 1992.



                                           /s/      David J. Dougherty
                                           David J. Dougherty
                                           President

                              ARTICLES OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                           SALVATORI OPHTHALMICS, INC.


         SALVATORI OPHTHALMICS, INC., a corporation organized and existing under the laws of the State of Florida (the "Corporation"), in order to amend its Articles of Incorporation, in accordance with the requirements of Chapter 607, Florida Statutes, does hereby submit these Articles of Amendment of its Articles of Incorporation and in connection therewith does hereby state as follows:

         Article I of the Articles of Incorporation of the Corporation is amended to read as follows:

                                    ARTICLE I

                                      Name

         The name of this corporation is:

                    American Consolidated Laboratories, Inc.

         This Amendment was approved by written unanimous consent of the Corporation's board of directors, and was recommended by the board of directors to the Corporation's shareholders on September 7, 1994.

         This Amendment was approved by the holders of a majority of the Corporation's common stock, which is the only group of the Corporation's shareholders entitled to vote on the Amendment, and the number of votes of the Amendment was sufficient for approval.

         IN WITNESS WHEREOF, the corporation has caused this Amendment to its Articles of Incorporation to be executed this 12th day of September, 1994.

                                           SALVATORI OPHTHALMICS, INC.


                                           By:      /s/ Grady A. Deal, President
                                                    Grady A. Deal, President

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                    AMERICAN CONSOLIDATED LABORATORIES, INC.


         AMERICAN CONSOLIDATED LABORATORIES, INC., a corporation organized and existing under the laws of the State of Florida (the "Corporation"), hereby submits these Articles of Amendment to its Articles of Incorporation in accordance with Section 607.1006 of the Florida Statutes and, for the purpose of amending its Articles of Incorporation, hereby states:

1.       The name of the corporation is American Consolidated Laboratories, Inc.

2. The Amendment adopted replaces Article III of the Articles of Incorporation of the Corporation, and its text is as follows:

                                      III.

                                  CAPITAL STOCK

                  This Corporation is authorized to issue twenty million (20,000,000) shares of common stock, par value five cents ($0.05) per share, and five million (5,000,000) shares of preferred stock, no par value, which preferred stock shall have the preferences, limitations and relative rights as may be determined from time to time by the Board of Directors.

3. The amendment does not provide for an exchange, reclassification, or cancellation of issued shares.

4. The amendment was approved by the unanimous written consent of the Corporation's Board of Directors on January 9, 1997.

5. The amendment was approved by a sufficient number of the holders of the Corporation's common stock on February 12, 1997.

         IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to its Articles of Incorporation to be executed this 12th day of February, 1997.

                               AMERICAN CONSOLIDATED LABORATORIES, INC.


                               By:      /s/  Joseph A. Arena
                                        Joseph A. Arena, Chief Financial Officer

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                    AMERICAN CONSOLIDATED LABORATORIES, INC.



         AMERICAN CONSOLIDATED LABORATORIES, INC., a corporation organized and existing under the laws of the State of Florida (the "Corporation"), hereby submits these Articles of Amendment to its Articles of Incorporation in accordance with Section 607.1006 and 607.0602 of the Florida Business Corporation Act and, for the purpose of amending its Articles of Incorporation, hereby states:

1. The name of the corporation is American Consolidated Laboratories, Inc.

2. The amendment adopted adds to Article III of the Articles of Incorporation of the Corporation, the following provisions for the purpose of establishing the preferences, limitations and relative rights of the shares of preferred stock authorized by the Articles of Incorporation:

         "A.      Series A Stock."

                  "1. Designation. The distinctive serial designation of this series of Preferred Stock shall be "Series A Redeemable Preferred Stock" (hereinafter the "Series A Stock")."

                  "2. Number of Shares. The Series A Stock shall consist of 5,000,000 shares, which number shall not be increased but may be decreased from time to time by a resolution or resolutions of the Board of Directors. Shares of Series A Stock redeemed or purchased by the corporation shall be canceled and shall revert to authorized but unissued shares of Preferred Stock, undesignated as to series, subject to reissuance by the corporation as shares of Preferred Stock of any one or more series."

                  "3. Dividends. Each holder of Series A Stock shall be entitled to receive either cash dividends out of funds legally available for that purpose at the rate of $0.10 per annum per share of Series A Stock owned by such holder or share dividends of Series A stock at the equivalent rate per share of Series A stock owned by such holder. Such dividends shall be cumulative from the Issue Date and shall be payable in monthly arrears on the fifth day of the following month (each such date being herein referred to as a "Dividend Payment Date"), commencing on June 5, 1997. The term "Issue Date" shall mean the date that shares of Series A Stock are issued by the corporation. If all of the authorized shares of Series A Stock are not issued on the same date, the Issue Date for each particular share of Series A Stock shall be the date upon which the particular share is issued by the corporation. The monthly period between consecutive Dividend Payment Dates shall hereinafter be referred to as a "Dividend Period." Dividends for any period less than a full Dividend Period shall be calculated on a day-to-day basis and on the basis of a 30-day month. Each dividend shall be paid to the holders of record of the Series A Stock as their names appear on the share register of the corporation on the corresponding Record Date. Dividends on account of arrears for any past Dividend Periods may be declared and paid at any time, without reference to any Dividend Payment Date, to holders of record on such date as may be fixed by the board of directors of the corporation."

                  "4. Distributions Upon Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or other winding up of the affairs of the corporation, before any distribution or payment shall be made to the holders of the Common Stock the holders of the Series A Stock shall be entitled to be paid in cash $1.00 per share for each outstanding share of Series A Stock as of the date of such liquidation or dissolution or such other winding up, plus any accrued and unpaid dividends thereon to such date. If such payment shall have been made in full to the holders of the Series A Stock, the remaining assets and funds of the corporation shall be distributed to the holders of the Common Stock. If, upon such liquidation, dissolution or other winding up of the affairs of the corporation, the net assets of the corporation distributable among the holders of all outstanding shares of the Series A Stock shall be insufficient to permit the payment in full to such holders of the preferential amounts to which they are entitled, then the entire net assets of the corporation shall be distributed among the holders of the Series A Stock ratably in proportion to the full amounts to which they would otherwise be entitled. Neither the consolidation or merger of the corporation into or with another corporation or corporations, nor the sale of all or substantially all of the assets of the corporation to another corporation or corporations shall be deemed a liquidation, dissolution or winding up of the affairs of the corporation within the meaning of this subparagraph III A(4)."

                  "5. Redemption by the Corporation.

                           (a) the corporation shall redeem all outstanding shares of Series A Stock in cash in whole (or, at the election of such holder, in part) in the event that
                           (y) the corporation sells all or substantially all of the assets or capital stock or the corporation, (z) the corporation raises more than Three Million Dollars ($3,000,000) of equity capital during any period of twenty-four (24) consecutive months (each of the foregoing events is hereinafter referred to as a "Series A Redemption Triggering Event"). Shares of the Series A Stock redeemed pursuant to this subparagraph III A(5) shall be redeemed at the redemption price of One Dollar ($1.00) per share (hereinafter referred to as the "Series A Redemption Price") on the date on which any of the Series A Redemption Triggering Events occurs (hereinafter referred to as the "Series A Redemption Date"). Any accrued but unpaid dividends up to and including the date the corporation makes payment of the Series A Redemption Price shall be added to the Series A Redemption Price."

                           "(b) Notice of every proposed Series A Triggering Event shall be sent by or on behalf of the corporation, by first class mail, postage prepaid, to each holder of record of the shares of Series A Stock at such holder's address as it shall appear on the records of the corporation, not less than thirty (30) days nor more than sixty (60) days prior to the Series A Redemption Date, and such notice shall (a) notify such holder of its right and option to demand redemption of such shares and of the Series A Redemption Date, (b) state the place or places at which the shares shall, upon presentation and surrender of the certificates evidencing such shares, be redeemed, and the Series A Redemption Price therefor, and (c) state the name and address of any Redemption Agent selected by the corporation in accordance with subparagraph III A(5)(d) below, and the name and address of the corporation's transfer agent for the Series A Stock, if any. The corporation may act as the transfer agent for the Series A Stock."

                           "(c) Within ten (10) days of the receipt of the notice required by subsection III A(5)(b) a holder of shares of Series A Stock, in order to require the corporation to redeem its shares, must send notice on its behalf, by first class mail, postage prepaid, to the corporation at the address of its principal office prior to the Series A Redemption Date, informing the corporation of (a) such election by the holder and (b) the number of shares the holder desires to have redeemed by the corporation."

                           "(d) Prior to the date on which there shall have been a public distribution of the Series A Stock, the corporation may act as the Redemption Agent to redeem the Series A Stock. Following any such public distribution, the corporation shall appoint as its agent for such purpose a bank or trust company in good standing, organized under the laws of the United States of America or any jurisdiction thereof, and having capital, surplus and undivided profits aggregating at least Twenty Million Dollars ($20,000,000), and may appoint any one or more additional such agents which shall in each case be a bank or trust company in good standing organized under the laws of the United States of America or of any jurisdiction thereof, having an office or offices in Wake County, North Carolina, or such other place as shall have been designated by the corporation, and having capital, surplus and undivided profits aggregating at least Twenty Million Dollars ($20,000,000). The corporation or such bank or trust company is hereinafter referred to as the "Redemption Agent." Following such appointment and prior to any redemption, the corporation shall deliver to the Redemption Agent irrevocable written instructions authorizing the Redemption Agent, on behalf and at the expense of the corporation, to cause such notice of redemption to be duly mailed as herein provided as soon as practicable after receipt of such irrevocable instructions and in accordance with the above provisions. All funds necessary for the redemption shall be deposited with the Redemption agent in trust at least two business days prior to the Series A Redemption Date, for the pro rata benefit of the holders of the shares so called for redemption, so as to be and continue to be available therefor. Neither failure to mail any such notice to one or more such holders nor any defect in any notice shall affect the sufficiency of the proceedings for redemption as to other holders."

                           "(e) If notice of redemption shall have been given as provided in subparagraph III (A)(5)(c), and the corporation shall not default in the payment of the Series A Redemption Price, then each holder of shares put for redemption shall be entitled to all preferences and relative and other rights accorded by subparagraph 4(b) until and including the date prior to the Series A Redemption Date. If the corporation shall fail to make payment of the Series A Redemption Price, then each holder of the shares put for redemption shall be entitled to all preferences and relative and other rights accorded by subparagraph III (A) as if the shares had not been put for redemption. From and after the date the corporation makes payment of the Series A Redemption Price in accordance with subparagraph III (A)(5), and upon the surrender of the certificates for the shares so redeemed, such shares shall no longer be deemed to be outstanding, and all rights of redemption of such shares shall no longer be deemed to be outstanding, and all rights of the holders of such shares shall cease and terminate."

                   "6. Voting Rights. Each share of Series A Stock shall entitle the holder thereof to one vote on all matters submitted to a vote of the corporation shareholders."

3. The amendment does not provide for an exchange, reclassification, or cancellation of issued shares.

4. The amendment was duly adopted by the Corporation's Board of Directors on May 2, 1997, without shareholder action, which is not required because the Articles of Incorporation of the Corporation permit the Board of Directors to determine the preferences, limitations and relative rights of preferred shares before the issuance of such shares, without shareholder action, in accordance with Section
607.0602 of the Florida Business Corporation Act.

         IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to its Articles of Incorporation to be executed this 2nd day of May, 1997.


                                    AMERICAN CONSOLIDATED LABORATORIES, INC.

                                    By: /s/ Joseph A. Arena
                                    Joseph A. Arena, Chief Executive Officer